SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. _____)

Filed by the Registrant		☒
Filed by a Party other than the Registrant		☐
Check the appropriate box:
☐	Preliminary Proxy Statement	☐	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to Rule 14a-12

Manufacturers' Services Limited
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
1.	Title of each class of securities to which transaction applies: __________
2.	Aggregate number of securities to which transaction applies: ___________
3.

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _______________

4.	Proposed maximum aggregate value of transaction: _________________
5.	Total fee paid: _____________________________________

☐

Fee paid previously with preliminary materials: Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.	Amount previously paid: ___________________
2.	Form, Schedule or Registration Statement No.: _______________
3.	Filing Party: __________________
4.	Date Filed: ________________________

MSL Employee Q+A’s following the announcement:

1.               Why are we merging with CLS?  This transaction will provide the combined company with an enhanced portfolio of capabilities, expanded supply chain leverage and the advantage of an increased global footprint.  In addition, CLS’s proven track record, strong balance sheet and reputation as a global leader in the EMS industry makes this attractive for our customers, shareholders and employee’s.

2.               Who are they?     (See fact sheet)

•                  -Number of employee’s- 38,000 worldwide

•                  -Number of sites- 38 worldwide locations, 17 countries

•                  -Key customers-Dell, Cisco, Alactel, Lucent, EMC, IBM, HP, Avaya, NEC

•                  -Annual ‘02 revenue-8.3 billion in ‘02

•                  -Headquartered in Toronto Canada

3.               Do we have any common customers with them now?  Although the majority of Celestica’s customers are not a part of MSL’s customer portfolio, there are some common customers, including HP and IBM.

4.               How do our customers feel about this? We are contacting our customers and expect that they will be pleased with the announcement as it expands the depth and breath of our service, capability and geographical offerings.

5.               What impact will this announcement have on our suppliers when the deal closes? We expect that the closing of the transaction will enhance our overall buying power and provide more opportunities for our suppliers as we grow.  Until then, we will continue to operate as a separate and independent company.

6.               Does this share purchase include the capital equipment, physical assets, and real estate?  This purchase is structured as a stock for stock merger and accordingly will include the facilities, capital equipment, physical assets, intellectual property and intangible assets of MSL as well the assumption of all of MSL’s liabilities.

7.               Will there be greater growth opportunities with the combined companies? The combined organization has the potential to provide enhanced opportunities to our employees for personal and professional growth.

8.               What changes now?  Nothing.  We have entered into an agreement and we’ll be working with CLS over the coming months to make the various regulatory filings and schedule an MSL stockholders meeting.

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9.               What happens next?  MSL and Celestica will continue to operate as separate companies up to the closing of the transaction.  All of us will need to continue to focus on serving our customers and delivering on our current commitments. Although it is difficult to predict when all legal, regulatory and shareholder approvals will occur, we expect that the transaction will close sometime between mid-December and the end of January.

10.         What happens to MSL stock options and to the Employee Stock Purchase Plan(“ESPP”)?  When the transaction closes, all of the outstanding MSL stock options will become vested to the extent provided in the applicable option plan and will be converted into stock options for subordinate voting shares of Celestica using the same share exchange ratio as is applicable to the MSL common stock:  .375 Celestica subordinated voting shares for each share of MSL common stock. The share exchange ratio will be adjusted, if necessary, to ensure that the value of the consideration received for each MSL common share (based on the 20 trading day volume weighted average NYSE closing price of the subordinate voting shares of Celestica determined on the third business day prior to the completion of the transaction) will be not less than US$6.00 and not more than US$7.25.

As of the closing date, the current offering period will end and the ESPP will be terminated.  Participants will receive the number of MSL shares of common stock for the shortened offering period as of the last business day prior to such termination date, calculated in accordance with the terms of the ESPP.

Key closing messages:

1.               We’re very excited about the new possibilities this presents to the new combined company for greater customer service, capability, footprint, career opportunities and leadership in the EMS industry.

2.               Until the transaction closes we will continue running our business in the ordinary course.  For all of us it means we should conduct business as usual focusing on delivering results, serving customers and meeting our plans.

3.               Our customers are crucial and we expect seamless execution in serving, supporting and fulfilling our customer needs.

4.               We feel the new capability, expanded footprint, potential for career development opportunities, supply chain leverage and our combined strengths will further position us to create a new level of opportunity for our customers, employee’s and shareholders.

5.               We’ll provide more specific details on the process over the next several weeks. If you have any questions please see your supervisor or manager.

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Overview

Celestica is a world leader in the delivery of innovative electronics manufacturing services (EMS).  Celestica operates a highly sophisticated global manufacturing network with operations in Asia, Europe and the Americas, providing a broad range of services to leading OEMs (original equipment manufacturers).  A recognized leader in quality, technology and supply chain management, Celestica provides competitive advantage to its customers by improving time-to-market, scalability and manufacturing efficiency.

Celestica’s Key Milestones

•                  Established in 1917 as the manufacturing arm of IBM Canada

•                  Gained independence in 1994, as a wholly owned subsidiary of IBM Canada

•                  Celestica management and Onex acquired the company from IBM in 1996

•                  In 1998, Celestica went public with the largest EMS initial public offering (IPO) in history

Growth

Since 1994, Celestica has grown from two locations in two countries and 2,500 employees, to a global company with 38 locations in 17 countries throughout Asia, Europe and the Americas. Today, Celestica employs more than 38,000 employees across the globe.

This growth has come through organic growth, and the strategic acquisition of other EMS companies, as well as the manufacturing operations of leading OEMs such as NEC, IBM, Lucent Technologies and Motorola.

Differentiators

Celestica is a technology manufacturing company focused on driving value for customers and shareholders.  The company strives to consistently shape the EMS industry, by setting standards for responsiveness, efficiency and execution.  A recognized leader in quality, technology and supply chain management, Celestica provides competitive advantage to its customers by improving time-to-market, scalability and manufacturing efficiency.  Boasting one of the most diverse customer sets in the EMS industry, Celestica continues to be well positioned to share in the long-term trend toward outsourcing.

Celestica’s track record is proven.  Excellent supply chain execution, world class customer service, sophisticated global manufacturing network, and quality, innovation and technology leadership set it apart.  The company’s highly skilled workforce and engineering expertise are integral to sustaining the company’s reputation and capabilities.

Customers

Celestica’s customers include more than 100 electronics OEMs, including industry leaders such as Cisco Systems, Dell, EMC Corporation, Hewlett-Packard, IBM, Alcatel, Lucent, Nortel Networks and Sun Microsystems.

For further information on Celestica, visit its website at http://www.celestica.com.

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CELESTICA

Locations

Kidsgrove, England
Telford, England
Toronto, ON
Chippewa Falls, WI
Montreal, PQ
Saumur, France
Kladno, Czech Republic
Rajecko, Czech Republic
Mt. Pleasant, IA
Milwaukie, OR
Fort Collins, CO
Salem, NH
Vimercate, Italy
Yamanashi, Japan
Miyagi, Japan
Gunma, Japan
San Jose, CA
Raleigh, NC
Suzhou, China (2 sites)
Dongguan, China
Shatin, Hong Kong
Shanghai, China
Xiamen, China
Little Rock, AR
Dallas, TX
Austin, TX
Monterrey, Mexico (2 sites)
Querétaro, Mexico
Laem Chabang, Thailand
Taipei, Taiwan
Rayong, Thailand
Johor Baru, Malaysia (2 sites)
Kulim, Malaysia
Singapore (3 sites)
Batam, Indonesia
Jaguariuna, Brazil

Celestica's Global Footprint - over 40 locations

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CELESTICA

Strong Position in a Strong Market

EMS Market
($US B)
250
200
150
100
50
0
2000
2001
2002
2003
2004
2005
2006
2007

Source: Industry Analysts, Celestica

Celestica's Market Share
Share %
10%
8%
6%
4%
2%
0%
4.7%
9.2%
1999
2002

Source: Gartner, Celestica

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CELESTICA

Revenue Diversity

YTD'2003* Revenue by Market & Region

Telcom
22%
Enterprise
Communications
26%
Storage
12%
Other
11%
Workstations/PC
7%
Servers
22%

Europe
21%
Americas
48%
Asia
31%

> 125 Customers

* Through Q2'2003

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CELESTICA

Celestica's Services

Celestica Integrated Services
Commodity Management
Product Assurance
Test
Order Management
PCBA
Systems Assembly
Logistics
Repair and Reverse Logistics
Design
NPI
Pre Manufacturing
Core Manufacturing
Post Manufacturing

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CELESTICA

Competencies in Manufacturing, Technology and Process

New Product Introduction

Technology Assurance Labs

Test Development

Direct Order Fulfillment

Optics

Distribution & Logistics

RF

High Reliability

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CELESTICA

Exceptional Customer Base

EMC²
The Enterprise Storage Company

IBM

Cisco Systems

FUJITSU

SIEMENS

3M

DELL

Cummins

STORAGETEK

HARRIS

hp
invent

AVICI
SYSTEMS

Maxtor

Juniper
NETWORKS

sgi

palm

ALCATEL

Enel

Sun
microsystems

MOTOROLA

Raytheon

intel

Quantum

corvis

HITACHI

SONY

invensys

Lucent Technologies
Bell Labs Innovations

NORTEL
NETWORKS

ANDREW

THE DOCUMENT COMPANY
XEROX

NEC

AVAYA
communication

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CELESTICA

Celestica's Designpoint

Strong relationships built on trust & confidence

High performance culture

DESIGNPOINT
Customer Driven
Values Driven
Six Sigma Quality
Technology Leadership
SCM & IT Leadership
Seamless Global Network
Low Cost Producer
Strong Financial Performance

Committed to delighting our customers with industry-leading quality

Innovative technologies for today & tomorrow

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[GRAPHIC]

Our goal is to be the partner of choice in electronics manufacturing services

[LOGO]

[LOGO]

Celestica – An Overview

Celestica Overview

Top Tier Global Electronics Manufacturing Services Provider

•                  2002 revenue of $8.3 billion (US)

•                  Over 38,000 employees

•                  Over 40 locations worldwide in 17 countries

•                  Over 9.0 M sq. ft. (850,000 sq. m.)

•                  ISO9001/9002, ISO14001, TL9000, QS9000, TS1694

•                  Full Service Organization

Locations

[GRAPHIC]

Celestica’s Global Footprint - over 40 locations

Strong Position in a Strong Market

EMS Market

[CHART]

Source: Industry Analysts, Celestica

Celestica’s Market Share

[CHART]

Source: Gartner, Celestica

Revenue Diversity

YTD’2003* Revenue by Market & Region

[CHART]

[CHART]

> 125 Customers

* Through Q2’2003

Celestica’s Services

Celestica Integrated Services

Design
NPI
Commodity Management
Product Assurance
Test
Order Management
PCBA
Systems Assembly
Logistics
Repair and Reverse Logistics

Pre Manufacturing
Core Manufacturing
Post Manufacturing

Competencies in Manufacturing, Technology and Process

New Product Introduction

[GRAPHIC]

Test Development

[GRAPHIC]

Technology Assurance Labs

[GRAPHIC]

Direct Order Fulfillment

[GRAPHIC]

Distribution & Logistics

[GRAPHIC]

RF

[GRAPHIC]

Optics

[GRAPHIC]

High Reliability

[GRAPHIC]

Markets Served

Communications

Medical

Storage

Computing Peripherals

Consumer

Computing

Telematics

Defense & Aerospace

Industrial

Automotive

Exceptional Customer Base

[LOGO]

Celestica’s Designpoint

Customer Driven

Strong relationships built on trust & confidence

Values Driven

High performance culture

Six Sigma Quality

Committed to delighting our customers with industry-leading quality

Technology Leadership

Innovative technologies for today & tomorrow

SCM & IT Leadership

Unified supply chain with “best in class” processes and information technology tools

Seamless Global Network

Global manufacturing network of robust systems, skills and tools providing services seamlessly

Low Cost Producer

To be the benchmark of efficiency & effectiveness in all our processes

Strong Financial Performance

Wisely managed investments and working capital combined with controlled costs

[LOGO]

VALUES

At Celestica, we are proud of our history in the technology industry. We compete to win in the global marketplace with products and services that delight our customers. We are committed to providing superior value to our stakeholders.  Our key competitive advantage is our people - technology alone will not guarantee our future. Creativity, commitment and our passion for responsiveness allow us to thrive in a changing business environment. To ensure continued financial success, pride in our workplace and high morale, we are committed to achieving Celestica’s goals through adherence to these stated values and principles:

People

We are responsible and trustworthy. We have a sense of ownership and perform best when:

•      Respect for the individual is demonstrated and we treat each other with dignity and fairness.

•      Diversity and equity are embraced in all our policies and practices.

•      Status differentials are based only on business requirements.

•      Conflict is resolved in a direct and timely manner.

•      Work is stimulating and challenging.

•      There is a balance between work and personal life.

•      The leadership team sets an example by demonstrating commitment to these values and principles.

Partnerships

Mutually beneficial relationships with customers, suppliers, educational institutions and the community are essential.

•      The highest standards of ethical behaviour are followed in all of our dealings.

•      We understand and anticipate our partners’ needs and capabilities, and help them plan for future requirements.

•      Suppliers and other partners are recognized as an extension of our team.

•      We support and encourage community involvement.

Customers

Celestica’s success is driven by our customers’ success.

•      It is easy to do business with us.

•      We respond to our customers’ needs with speed, agility and a ‘can do’ attitude.

•      We are competitive with our commitments and we meet them.

Quality

Quality is defined by the customer.

•      Requirements are clearly defined, communicated and understood.

•      We strive for error-free work and defect prevention.

•      Variances are detected and permanently corrected at the source, ensuring that defects do not escape to the customer.

•      Continuous improvement is designed into every aspect of our business.

•      Quality is everyone’s responsibility.

•      We do not compromise quality.

Teamwork and Empowerment

We work together to achieve Celestica’s goals.

•      We support Celestica’s goals over a team’s or individual’s business goals.

•      Teams have the necessary skills, resources, information and authority to self-manage both social and technical issues.

•      Roles and responsibilities are clearly defined and understood.

•      Adaptability, flexibility and initiative are expected from all.

•      We willingly undertake any task required for the effective operation of our business.

•      Leadership roles and activities are shared.

•      Decisions are made:

•      at the source;

•      based on input from those affected;

•      considering both business and individual needs.

•      We are accountable for our actions and responsibilities.

•      We challenge boundaries and practices to initiate improvement.

•      We encourage activities that build teamwork and high morale.

Technology and Processes

Our success is based on innovation and technology leadership.

•      We make optimal use of resources and adhere to defined processes.

•      We strive for simplicity and ease-of-use in the design of processes.

•      Processes and systems are understood and developed with input from those responsible for execution.

•      We use tools, technology and processes best suited to sustain our competitive advantage.

Communication

We take time to listen and ensure understanding.

•      Information is shared to maximize understanding, commitment and ownership.

•      Communication is clear, timely, honest, accurate and takes place directly between concerned parties.

•      We constructively offer and accept feedback.

High-Calibre Workforce

We maintain a high-calibre workforce.

•      We attract and retain people with the best qualifications, skills, aptitudes and attitudes that match our long-term requirements and work culture.

•      We are trained and qualified to be proficient in our jobs.

•      The development of appropriate technical, interpersonal and team skills is a shared responsibility between Celestica and each employee.

•      We are responsible for effective knowledge transfer, skills development and succession planning.

•      Developmental and job opportunities are known and accessible to all employees.

•      We are committed to continuous learning.

•      We have a flexible workforce in which employment arrangements may differ. We are committed to making employment a rewarding experience for both Celestica and the individual.

Compensation and Recognition

Our compensation programs are competitive and influenced by overall company success.

•      We know what is expected of us and how our contribution is measured.

•      Ongoing poor performance is not tolerated.

•      We encourage innovation and risk-taking, and treat errors as opportunities to learn and grow.

•      Skills, knowledge and contributions to the achievement of goals are key elements that influence compensation, recognition and opportunity.

•      Individual, team and company achievements are recognized in a fair and consistent manner.

•      We celebrate our successes.

Environment

We take pride in our workplace and are a responsible corporate citizen.

•      Each of us is obligated to maintain a safe, clean, healthy and secure work environment.

•      Our workplace is a showcase of our capabilities.

•      We promote a healthy lifestyle.

•      We protect the environment.

Making It Work

The transition to a workplace consistent with these values and principles will take time, patience and ongoing participation from all of us. This will be a continuous process and there will be obstacles along the way, but with tolerance and perseverance we will succeed.

Copyright © Celestica Inc.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

Celestica plans to file with the SEC a Registration Statement on Form F-4 in connection with the transaction and MSL plans to file with the SEC and mail to its stockholders a Proxy Statement/Prospectus in connection with the transaction. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Celestica, MSL, the transaction and related matters.  Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available.

Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Celestica and MSL through the web site maintained by the SEC at www.sec.gov.

In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus from Celestica by contacting Computershare Trust Company of Canada at 1-800-564-6253 (in Canada) and Computershare Trust Company, Inc. at 303-262-9600 (in the U.S.) or from MSL by calling 978-287-5630.

Celestica and MSL, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement.  Information regarding Celestica’s directors and executive officers is contained in Celestica’s Form 20-F for the year ended December 31, 2002 and its proxy statement dated March 18, 2003, which are filed with the SEC.  As of October 14, 2003, Celestica’s directors and executive officers beneficially owned approximately 43,978,978 common shares, or approximately 26%, of Celestica’s common stock.  Information regarding MSL’s directors and executive officers is contained in MSL’s Form 10-K for the year ended December 31, 2002 and its proxy statement dated April 14, 2003 which are filed with the SEC.  In addition, since the referenced 10-K’s and proxy statements, Albert A. Notini and John P. Cunningham were elected directors of MSL.

As of October 14, 2003, Mr. Notini was the beneficial owner of 382,245 shares of MSL’s common stock, including 380,282 shares issuable upon the exercise of stock options or warrants held by him that are currently exercisable or exercisable within 60 days after October 14, 2003.  As of October 14, 2003, Mr. Cunningham was the beneficial owner of 13,334 shares of MSL’s common stock, including 13,334 shares issuable upon the exercise of stock options or warrants held by him that are currently exercisable or exercisable within 60 days after October 14, 2003.  As of October 14, 2003, MSL’s directors and executive officers beneficially owned approximately 1,130,718 shares, or 3.2%, of MSL’s common stock.  A more complete description will be available in the Registration Statement and the Proxy Statement/Prospectus.